Exhibit 21

ST. JUDE MEDICAL, INC.
SUBSIDIARIES OF THE REGISTRANT
as of December 30, 2006

St. Jude Medical, Inc. Wholly Owned Subsidiaries:
•	Pacesetter, Inc. - Sylmar, California, Scottsdale, Arizona, and Maven, South Carolina
(Delaware corporation) (doing business as St. Jude Medical Cardiac Rhythm Management Division)

•	St. Jude Medical S.C., Inc. – Austin, Texas (Minnesota corporation)

	-	Bio-Med Sales, Inc. (Pennsylvania corporation)

	-	Pacesetter Associates II, Inc. (Ohio corporation)

	-	Pacesetter Associates, Inc. (Ohio corporation)

•	St. Jude Medical Europe, Inc. - St. Paul, Minnesota (Delaware corporation)

	-	Brussels, Belgium branch

•	St. Jude Medical Canada, Inc. - Mississauga, Ontario and St. Hyacinthe, Quebec (Ontario, Canada corporation)

•	St. Jude Medical (Shanghai) Co., Ltd. – Shanghai, China (Chinese corporation)

	-	Beijing, Shanghai and Guangzhou representative offices

•	St. Jude Medical (Hong Kong) Limited - Central, Hong Kong (Hong Kong corporation)

	-	Beijing, China representative office

	-	Korean and Taiwan branch offices

	-	Mumbai, New Delhi, Calcutta, Chennai and Bangalore, India branch offices

	-	Singapore representative office

•	St. Jude Medical, Inc., Cardiac Assist Division - St. Paul, Minnesota (Delaware corporation)
(Assets of St. Jude Medical, Inc., Cardiac Assist Division sold to Bard 1/19/96)

•	St. Jude Medical Australia Pty., Ltd. – Sydney, Australia (Australian corporation)

•	St. Jude Medical Brasil, Ltda. - Sao Paulo and Belo Horizonte, Brazil (Brazilian corporation)

•	St. Jude Medical, Daig Division, Inc.- Minnetonka, Minnesota (Minnesota corporation)

•	St. Jude Medical Colombia, Ltda. - Bogota, Colombia (Colombian corporation)

•	St. Jude Medical ATG, Inc. - Maple Grove, Minnesota (Minnesota corporation)

•	St. Jude Medical (Thailand) Co., Ltd. – Bangkok, Thailand (Thailand corporation)

•	Epicor Medical, Inc. – Sunnyvale, California (Delaware corporation)

•	Irvine Biomedical, Inc. – Irvine, California (California corporation)

•	Frank Merger Corporation – (Delaware corporation)

•	Velocimed, Inc. - Maple Grove, Minnesota (Delaware corporation)

•	Velocimed DMC, Inc. - Maple Grove, Minnesota (Delaware corporation)

•	Velocimed PFO, Inc. - Maple Grove, Minnesota (Delaware corporation)

•	Endocardial Solutions, Inc. - St. Paul, Minnesota (Delaware corporation)

	-	Endocardial Solutions NV/SA (Belgian Corporation)

•	Sky Merger Corp. – (Delaware Corporation)

•	Light Merger Corporation – (Delaware Corporation)

•	St. Jude Medical Argentina S.r.l. – Buenos Aires, Argentina (Argentinean corporation)

•	Advanced Neuromodulation Systems, Inc. – Plano, Texas (Texas Corporation)

	-	Quest Acquisition Corp. – Plano, Texas (Delaware Corporation)

	-	Hi-Tronics Designs, Inc. – Budd Lake, New Jersey (New Jersey Corporation)

	-	Neuro-Regeneration, Inc. – Plano, Texas (Delaware Corporation)

	-	Micronet Medical, Inc. – Plano, Texas (Minnesota Corporation)

	-	Hug Centers of America I, Inc. – Plano, Texas (Delaware Corporation)

	-	SPAC Acquisition Corp. Wilmington, Delaware (Delaware Corporation)

	-	ANS Germany GmbH (German corporation)

	-	Advanced Neuromodulation Systems, UK Limited (United Kingdom corporation)

	-	Advanced Neuromodulation Systems Australia Pty Limited (Australian corporation)

	-	Advanced Neuromodulation Systems France S.A.S. (French corporation)

•	SJM International, Inc. - St. Paul, Minnesota (Delaware corporation)

	-	Tokyo, Japan branch

	-	St. Jude Medical Delaware Holding LLC (Delaware limited liability company)

SJM International, Inc. Wholly Owned Legal Entities (Directly and Indirectly):

•

St. Jude Medical Holland Finance C.V. (Netherlands limited partnership) (ownership of St. Jude Medical Holland Finance C.V. is shared by SJM International, Inc. and St. Jude Medical Delaware Holding LLC)

	-	St. Jude Medical Luxembourg S.à r.l. (Luxembourg corporation) (wholly owned subsidiary of St. Jude Medical Holland Finance C.V.)

		-	St. Jude Medical Investments B.V. (Netherlands corporation headquartered in Luxembourg) (wholly owned subsidiary of St. Jude Medical Luxembourg S.à r.l.)

			-	St. Jude Medical Nederland B.V. (Netherlands corporation) (wholly owned subsidiary of St. Jude Medical Investments B.V.)

			-	St. Jude Medical Enterprise AB (Swedish corporation headquartered in Luxembourg) (wholly owned subsidiary of St. Jude Medical Investments B.V.)

				-	St. Jude Medical Puerto Rico B.V. (Netherlands corporation) (wholly owned subsidiary of St. Jude Medical Enterprise AB)

					-	Puerto Rico branch of St. Jude Medical Puerto Rico B.V.

				-	St. Jude Medical Coordination Center (Belgium branch of St. Jude Medical Enterprise AB)

				-	St. Jude Medical AB (Swedish corporation) (wholly owned subsidiary of St. Jude Medical Enterprise AB)

			-	St. Jude Medical Holdings B.V. (Netherlands corporation) (wholly owned subsidiary of St. Jude Medical Investments B.V.)

				-	Getz Bros. Co. Ltd. (Japanese corporation) (wholly owned subsidiary of St. Jude Medical Holdings B.V.)

				-	St. Jude Medical India Private Limited (Indian corporation) (wholly owned subsidiary of St. Jude Medical Holdings B.V.)

				-	St. Jude Medical (Singapore) Pte. Ltd. (Singaporean corporation) (wholly owned subsidiary of St. Jude Medical Holdings B.V.)

				-	St. Jude Medical (Malaysia) Sdn Bhd (Malaysian corporation) (wholly owned subsidiary of St. Jude Medical Holdings B.V.)

				-	St. Jude Medical Taiwan Co. (Taiwan corporation) (wholly owned subsidiary of St. Jude Medical Holdings B.V.)

				-	St. Jude Medical Korea YH (Korean corporation) (wholly owned subsidiary of St. Jude Medical Holdings B.V.)

•	St. Jude Medical Sweden AB (Swedish corporation)

•	St. Jude Medical Danmark A/S (Danish corporation)

•	St. Jude Medical (Portugal) - Distribuição de Produtos Médicos, Lda. (Portuguese corporation)

•	St. Jude Medical Export Ges.m.b.H. (Austrian corporation)

•	St. Jude Medical Medizintechnik Ges.m.b.H. (Austrian corporation)

•	St. Jude Medical Italia S.p.A. (Italian corporation)

•	St. Jude Medical Belgium (Belgian corporation)

•	St. Jude Medical España S.A. (Spanish corporation)

•	St. Jude Medical France S.A.S. (French corporation)

•	St. Jude Medical Finland O/y (Finnish corporation)

•	St. Jude Medical Sp.zo.o. (Polish corporation)

•	St. Jude Medical GmbH (German corporation)

•	St. Jude Medical Kft (Hungarian corporation)

•	St. Jude Medical UK Limited (United Kingdom corporation)

•	St. Jude Medical AG (Swiss corporation)

•	UAB “St. Jude Medical Baltic” (Lithuanian corporation)

•	St. Jude Medical Medizintechnik AG (Swiss corporation)

•	H-Solutions SA (French corporation)

•	Nexus Medical Sarl (French corporation)